Press Release                            405 Lancaster Avenue
                                   Greer, South Carolina 29650
                                                (864) 879-1000


Contact:  Fred T. Grant, Jr.            For Immediate Release
          Senior Vice President - Finance    October 22, 2003


           RYAN'S ANNOUNCES THIRD QUARTER 2003 RESULTS
                     ______________________

     GREER,  SOUTH CAROLINA - - Ryan's Family Steak Houses,  Inc.

(NASDAQ:RYAN) reported its third quarter 2003 results today.

     Third  quarter  restaurant sales were $205,686,000  in  2003

compared  to  $194,115,000 for the third quarter  of  2002.   Net

earnings for the quarter amounted to $10,997,000 in 2003 compared to $11,527,000 in 2002.  Earnings per share (diluted) amounted to

25 cents in 2003 compared to 26 cents in 2002.

     For  the nine months ended October 1, 2003, restaurant sales increased to $607,382,000 compared to $588,712,000 for the  first nine  months of 2002.  Net earnings for the nine months  amounted to $37,424,000 in 2003 compared to $40,374,000 in 2002.  Earnings per  share (diluted) amounted to 86 cents in 2003 compared to  88 cents in 2002.

     Commenting  on  the  quarter,  Charles  D.  Way  said,  "The

dynamics  leading to the third quarter's results are mixed.   Our

same-store sales strengthened during the quarter, up 2% for  both

August  and  September and amounting to +1.2%  for  the  quarter.

We're  pleased  with  the  sales  performance  at  our  remodeled restaurants, which have seen sales gains in excess of 10%  during

the  quarter.   Our  challenge is to  better  control  the  costs

associated  with  the remodeling process.  These restaurants  are typically closed for 5 to 8 weeks for construction purposes,  and the  third  quarter loss of profits for these temporary  closings

was   approximately  $770,000  before  taxes.   They  also  incur

additional pre-opening costs as we maintain our team member base,

train new team members and get ready to re-open the store.   Such

costs  during  the  quarter  amounted to  approximately  $490,000 before taxes.  Finally, when these stores re-open, they initially incur higher food costs and receive additional payroll allowances

for  several  months.   Consequently, we  are  slowing  down  the

conversion rate from 40 to about 20 locations per year  while  we examine these costs and modify our procedures.

     Other  cost issues during the quarter were principally  with other restaurant expenses and interest expense.  As a percent  of sales,  store-level payroll and benefits actually decreased,  and food  costs remained consistent with last year.  However, higher-

than-normal  beef costs resulting from the current Canadian  beef embargo  are  expected  to adversely impact  store-level  profits during  at least the fourth quarter.  Natural gas costs  continue to  be  high, and, due to our emphasis on local marketing  costs,

store-level  advertising  costs have  also  increased.   Finally,

interest  expense  increased due to a new  long-term  refinancing arrangement for $100 million of 4.65% senior notes that closed in

July 2003.

     We  believe  that we are on track with our sales growth  and that  a more strategic remodeling program will continue to result in  sales growth and better profits.  Our new stores continue  to produce excellent sales results, and during the fourth quarter of

2003  we  plan  to open 3 restaurants, including one  relocation.

Our  plans  for 2004 call for 15 to 18 new restaurants, including five potential remodels."

     At  October 1, 2003, the Company owned and operated 332  and was franchiser of 19 restaurants.

     In  connection  with this press release, members  of  Ryan's executive  management  will be holding  a  conference  call  with

investment  analysts  today at 4:00 p.m.  EDT.   The  public  can

listen to a live webcast of this call by logging on to the web at either  www.ryansinc.com or www.prnewswire.com and following  the appropriate links.

     Certain matters discussed in this press release are forward-

looking  statements within the meaning of the federal  securities laws  and are subject to uncertainties and risks, including,  but not  limited to, general economic conditions, including  consumer

confidence   levels;  competition;  developments  affecting   the

public's  perception  of  buffet-style restaurants;  real  estate availability;  food  and  labor  supply  costs;  food  and  labor availability;  weather fluctuations; interest rate  fluctuations;

stock market conditions; political environment (including acts of terrorism and wars); and other such risks described from time  to time  in  the  Company's reports filed with  the  Securities  and

Exchange Commission.

                RYAN'S FAMILY STEAK HOUSES, INC.

               CONSOLIDATED STATEMENTS OF EARNINGS

                           (Unaudited)


                                       Quarter Ended
                                 October 1,     October 2,
                                    2003           2002
Restaurant sales                 $205,686,000     194,115,000

Cost of sales:
 Food and beverage                 73,185,000      69,152,000
 Payroll and benefits              64,899,000      61,636,000
 Depreciation                       8,049,000       7,586,000
 Other restaurant expenses         29,820,000      26,551,000
     Total cost of sales          175,953,000     164,925,000

General and administrative
  expenses                         10,429,000       9,650,000
Interest expense                    2,764,000       2,297,000
Revenues from franchised restaurants (358,000)       (399,000)
Other income, net                    (339,000)       (427,000)
Earnings before income taxes       17,237,000      18,069,000
Income taxes                        6,240,000       6,542,000

     Net earnings                 $10,997,000      11,527,000

Net earnings per common share:
 Basic                            $       .26             .27
 Diluted                                  .25             .26

Weighted-average shares:
 Basic                             42,210,000      43,264,000
 Diluted                           43,881,000      44,778,000

                RYAN'S FAMILY STEAK HOUSES, INC.

               CONSOLIDATED STATEMENTS OF EARNINGS

                           (Unaudited)


                                     Nine Months Ended
                                 October 1,     October 2,
                                    2003           2002
Restaurant sales                 $607,382,000     588,712,000

Cost of sales:
 Food and beverage                214,991,000     211,354,000
 Payroll and benefits             189,456,000     181,263,000
 Depreciation                      24,046,000      22,289,000
 Other restaurant expenses         85,124,000      78,579,000
     Total cost of sales          513,617,000     493,485,000

General and administrative
  expenses                         30,542,000      28,437,000
Interest expense                    7,492,000       6,898,000
Revenues from franchised
  restaurants                      (1,165,000)     (1,294,000)
Other income, net                  (1,763,000)     (2,098,000)
Earnings before income taxes       58,659,000      63,284,000
Income taxes                       21,235,000      22,910,000

     Net earnings                 $37,424,000      40,374,000

Net earnings per common share:
 Basic                            $       .89             .92
 Diluted                                  .86             .88

Weighted-average shares:
 Basic                             42,279,000      43,944,000
 Diluted                           43,752,000      45,964,000

                RYAN'S FAMILY STEAK HOUSES, INC.

                   CONSOLIDATED BALANCE SHEETS


                                  October 1,  January 1,
                                     2003        2003
ASSETS                           (Unaudited)
Current assets:
 Cash and cash equivalents       $ 20,144,000     2,654,000
 Receivables                        4,916,000     5,010,000
 Inventories                        5,698,000     5,119,000
 Prepaid expenses                   1,604,000     1,266,000
 Income taxes receivable               -          2,739,000
 Deferred income taxes              4,676,000     4,676,000
  Total current assets             37,038,000    21,464,000
Property and equipment:
 Land and improvements            152,989,000   144,859,000
 Buildings                        443,104,000   413,700,000
 Equipment                        248,758,000   231,244,000
 Construction in progress          22,699,000    29,245,000
                                  867,550,000   819,048,000
 Less accumulated depreciation    257,228,000   234,627,000
  Net property and equipment      610,322,000   584,421,000
Other assets                        7,885,000     7,194,000
                                 $655,245,000   613,079,000

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
 Accounts payable                   8,466,000    10,896,000
 Income taxes payable               6,167,000         -
 Accrued liabilities               41,352,000    35,748,000
  Total current liabilities        55,985,000    46,644,000
Long-term debt                    202,000,000   202,000,000
Deferred income taxes              39,588,000    39,375,000
Other long-term liabilities         5,293,000     4,579,000
  Total liabilities               302,866,000   292,598,000

Shareholders' equity:
 Common stock of $1.00 par value;
   authorized  100,000,000 shares;
   issued 42,280,000 shares in 2003
   and 42,745,000  shares in 2002  42,280,000    42,745,000
 Additional paid-in capital         1,326,000     2,066,000
 Retained earnings                308,773,000   275,670,000
  Total shareholders' equity      352,379,000   320,481,000
Commitments and contingencies
                                 $655,245,000   613,079,000

                RYAN'S FAMILY STEAK HOUSES, INC.

              CONSOLIDATED STATEMENTS OF CASH FLOWS
                           (Unaudited)


                                     Nine Months Ended
                                  October 1,    October 2,
                                     2003          2002
Cash flows from operating
  activities:
 Net earnings                     $37,424,000  40,374,000
 Adjustments to reconcile net
   earnings to net cash provided
   by operating activities:
   Depreciation and amortization   25,538,000  23,363,000
   Gain on sale of property and
     equipment                       (110,000)    (10,000)
   Tax benefit from exercise of
     stock options                    631,000   1,090,000
   Deferred income taxes              213,000     229,000
   Decrease (increase) in:
     Receivables                       94,000     223,000
     Inventories                     (579,000)     45,000
     Prepaid expenses                (338,000)   (760,000)
     Income taxes receivable        2,739,000        -
     Other assets                    (893,000)   (599,000)
   Increase (decrease) in:
     Accounts payable              (2,430,000)  2,421,000
     Income taxes payable           6,167,000   3,049,000
     Accrued liabilities            5,604,000    (609,000)
     Other long-term liabilities      714,000     751,000
Net cash provided by operating
  activities                       74,774,000  69,567,000

Cash flows from investing activities:
 Proceeds from sale of property
  and equipment                     5,845,000   5,373,000
 Capital expenditures             (56,814,000)(56,607,000)
Net cash used in investing
  activities                      (50,969,000)(51,234,000)

Cash flows from financing activities:
 Net proceeds from (repayment of)
  revolving credit facility      (100,000,000) 24,000,000
 Proceeds from issuance of
  senior notes                    100,000,000        -
 Debt issuance costs                 (158,000)       -
 Proceeds from stock options
  exercised                         1,684,000   2,868,000
 Purchase of common stock          (7,841,000)(45,980,000)
Net cash used in financing
  activities                       (6,315,000)(19,112,000)
Net increase (decrease) in cash
  and cash equivalents             17,490,000    (779,000)

Cash and cash equivalents -
  beginning of period               2,654,000  13,323,000

Cash and cash equivalents -
  end of period                 $  20,144,000  12,544,000

Supplemental disclosures
Cash paid during period for:
  Interest, net of amount
    capitalized                 $   9,224,000   8,441,000
  Income taxes                     17,995,000  24,868,000